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                                                                   EXHIBIT 10.39
[GENCORP LOGO]
                                                   PO  Box 537012
                                                   Sacramento CA 95853-7012
WILLIAM R. PHILLIPS                                Tel:      916-351-8510
Senior Vice President, Law                         Fax:      916-351-8665
General Counsel and Secretary                      William.Phillips@GenCorp.com

                                  July 26, 2002

Mr. Robert A. Wolfe
Chairman of the Board of Directors
GenCorp Inc.
P. O. Box 537012
Sacramento, CA  95853-7012

Re:  Modified Employment Retention Agreement

Dear Mr. Wolfe:

As you are aware, as of November 30, 2001 you entered an Employment Retention Agreement (the "Prior Agreement") with the Board of Directors of GenCorp Inc. ("Board") as the result of the desire of the Board that you continue to serve as Chairman, Chief Executive Officer & President of GenCorp through November 30, 2003. Effective July 1, 2002, in order to begin the transition of management of GenCorp Inc. ("GenCorp") in anticipation of your retirement, the Board elected you executive Chairman of GenCorp ("Chairman") and elected Mr. T. L. Hall to the position of Chief Executive Officer and President of GenCorp. These actions would have entitled you to immediate collection of all compensation and benefits to which you were entitled under the Prior Agreement. However, you have agreed to remain employed as Chairman through November 30, 2003, provided the Prior Agreement is modified to reflect your changed circumstances. As a consequence, I have been authorized by the Board to offer you this Modified Employment Retention Agreement ("Agreement") upon the terms approved by the Board at its meeting of July 12, 2002, and subject only to the approval of this Agreement by the Chairman of the Organization and Compensation Committee (the "Committee") (which approval shall be evidenced by his signature on this Agreement). Once approved by the Chairman of the Committee, this Agreement shall supercede the Prior Agreement, and the Prior Agreement will become null and void and of no further effect whatsoever.

From the date hereof until November 30, 2003, you will continue to serve as a Director and executive Chairman of GenCorp. You will continue full-time performance of all duties that you heretofore have performed in this capacity. Your employment shall be


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Robert A. Wolfe
Modified Employment Retention Agreement
July 26, 2002
Page 2


subject to termination at will by notice from you or GenCorp, subject to the severance provisions of this Agreement.

For performance of these services, GenCorp will continue to pay your annual compensation consisting of a base salary of not less than your current $540,000.00 per year and year-end Management Incentive Compensation pursuant to the plan currently in place, or any new plan that may in the future be adopted in the sole discretion of the Board. For so long as you remain employed by GenCorp as Chairman: (i) both your base salary and your year-end Management Incentive Compensation opportunity and target shall be adjustable (upwards but not downwards), in the sole discretion of the Board, on an annual basis; and,
(ii) you will continue to be eligible for your present benefits under GenCorp's employee benefit plans and executive perquisite programs (as those plans may, in the sole discretion of GenCorp, be modified in the future), including without limitation, the following: (a) GenCorp Consolidated Pension Plan, (b) Aerojet-General Corporation Consolidated Pension Plan, (c) GenCorp Retirement Savings Plan, (d) GenCorp Benefits Restoration Plan, (e) GenCorp Medical Plan,
(f) GenCorp Dental Plan, (g) GenCorp Flexible Benefits Plan, (h) Employee Assistance Program, (i) Sick-Pay Program, (j) Short-Term Disability Plan, (k) Long-Term Disability Plan, (l) accidental Death and Dismemberment Insurance, (m) Life Insurance, (n) Group Universal Life Insurance, (o) Vacation Program, (p) Holiday Pay, (q) Deferred Bonus Plan, (r) Country Club Membership, (s) Executive Physical, and (t) Financial Planning Assistance (AYCO); and, (iii) you shall continue to be eligible, in the good faith discretion of the Board, for new grants of GenCorp stock options and GenCorp restricted stock in accordance with the 1999 Equity and Performance Incentive Plan, and any subsequently adopted GenCorp equity participation plan.

With the exception of your Restricted Stock Agreements dated February 1, 2000 and January 16,2001 (the "Restricted Stock Agreements"), this Agreement shall not modify your other employment related agreements presently in force, to-wit:
Severance Agreement, dated October 1, 1999 ("Severance Agreement"); Indemnification Agreement, dated October 1, 1999; and, Stock Option Agreements, dated September 1, 1997, March 25, 1998, March 30, 1999, December 16, 1999, and January 16, 2001 (in the aggregate, "Prior Contracts"). The Restricted Stock Agreements are hereby modified as specified in the following paragraph. Otherwise, should your employment by GenCorp as Chairman terminate prior to November 30, 2003 for any reason other than death, disability, a Change of Control (as defined in Paragraph 1.(d) of your Severance Agreement) or at the will of GenCorp, all compensation and benefits (including without limitation, pension and vesting of stock options) to which you are entitled on or after the date your employment terminates shall be determined by the Prior Contracts and by the Company's employee benefit plans described above, in accordance with their terms. Any new shares of restricted stock granted to you by GenCorp after the date of this Agreement shall be treated in accordance with the terms and conditions of any such grant.


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Robert A. Wolfe
Modified Employment Retention Agreement
July 26, 2002
Page 3

Your Restricted Stock Agreements covered 160,000 shares of restricted stock at the time of the Prior Agreement. Since then, the 40,500 shares of restricted stock allocated to FY2001 have lapsed and become null and void. There are presently remaining under your Restricted Stock Agreements 49,500 shares and 70,000 shares of restricted stock allocated to FY2002 and FY2003, respectively. In consideration of your entering this Agreement, the Board has determined that on the date this Agreement is signed by the Chairman of the Committee all 119,500 remaining shares of restricted stock under your Restricted Stock Agreements shall immediately vest and become non-forfeitable without the need for any further action by you or GenCorp.

If you continue to serve in your present capacity to November 30, 2003, or if GenCorp elects to terminate your employment prior to that date for any reason other than Cause, you shall:

a. Be eligible to receive an annual pension payment (the "Pension Benefit") equal to the greater of $248,860.26 and the amount calculated as set forth below commencing upon your termination of employment. This pension payment shall consist of pension payments made from the appropriate combination of the Aerojet-General Corporation Consolidated Pension Plan and the GenCorp Consolidated Pension Plan (collectively "Pension Plan"); the GenCorp Benefit Restoration Plan (the "Restoration Plan"); and, an Enhanced Pension Benefit paid to you as an unsecured creditor from the cash assets of GenCorp. Your Pension Benefit will be calculated based upon: (a) the formulas in the Pension Plan; (b) your actual age; (c) your actual service credits plus ten whole years of service credit; and, (d) your actual final five year average annual plan compensation for you, but not less than $764,224.80. Pension Benefits will be paid as provided under the applicable Pension Plan and Restoration Plan (generally as an annuity over your lifetime) and the Enhanced Pension Benefit will be paid in an actuarially equivalent five equal annual installments commencing promptly following the date of your retirement. The amount of the Enhanced Pension Benefit shall consist of the difference between (i) your pension benefit calculated as described above, and (ii) your normal pension benefit to be paid as calculated under the normal terms of the Pension Plan and the Restoration Plan. The actuarial equivalent value of this difference shall be calculated using the same discount factors and mortality table as utilized in connection with the 2001 GenCorp Voluntary Enhanced Retirement Program under the 2001 Supplemental Retirement Plan for GenCorp Executives, and the resulting value will be paid to you (and in the event of your death, to your estate, except to the extent, if any, legally required to be paid to your spouse) in five equal installments, provided that you may designate another beneficiary at any time prior to commencement of payment by written notice to GenCorp (with such consent, if any, as shall be legally required of your spouse). Additionally, you may elect payment of the pension offered in this Agreement in the form of a life annuity or a 100% or 50% joint and survivor annuity, with your wife as the joint annuitant. Any of these optional annuity forms of payment shall be the actuarial


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Robert A. Wolfe
Modified Employment Retention Agreement
July 26, 2002
Page 4

         equivalent of the pension amount calculated in accordance with the terms and procedures applicable under the Pension Plan, and this Agreement. Any alternative form must be elected or revoked at least one
         (1) year prior to your retirement date.

b. Receive immediate vesting of all unexercised GenCorp stock options granted to you prior to November 30, 2003, which shall remain exercisable for the periods specified in the original grants (i.e., the remainder of the term of the grant);

c. Receive immediate vesting of any GenCorp restricted stock which may be granted to you after the date this Agreement is signed by the Chairman of the Committee, but prior to November 30, 2003;

d. Receive in a lump-sum an amount equal to the Base Salary, if any, that would have been paid to you through November 30, 2003;

e. Receive any accrued amounts including any earned but unpaid Base Salary, accrued but unused vacation, unreimbursed business expenses and earned bonus for any completed fiscal year and any amount or benefit due under any benefit plan (the "Accrued Amounts");

f. Receive a pro rata bonus for the fiscal year of termination based on actual results and the period of the year during which you were employed by GenCorp (the "Pro Rata Bonus").

As used herein, "Cause" shall have the same meaning as defined in Paragraph 1(c) of your Severance Agreement except that subpart (c)(i) shall only be Cause if such violation is a felony and you are convicted or plead guilty or nolo contendre to it (and it is not as a result of your vicarious liability), (ii),
(iii) and (iv) shall only be Cause if the violation is injurious to GenCorp. A material breach of this Agreement by GenCorp, including but not limited to the first two sentences of the second paragraph of this Agreement, that remains uncured for ten (10) days after written notice thereof is given by you, or the relocation of your office by more than fifty (50) miles from its present location at the Aerojet facility in Sacramento, California shall be deemed a termination at the will of and by GenCorp without Cause.

If you die prior to November 30, 2003 while employed as Chairman by GenCorp, or while you are totally disabled (with the onset of your disability having occurred while you were employed by GenCorp), GenCorp will: (i) pay the Enhanced Pension Benefit offered in this Agreement to your estate, unless otherwise required by law, calculated as if you had retired on November 30, 2003, unless prior to your death, with the concurrence of GenCorp, you have elected a different one of the alternative payout options offered in this Agreement to take effect in the case of your death, in which case the pension shall be paid in accordance with your election and provided that you may designate another beneficiary at any time prior to your death by written notice to


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Robert A. Wolfe
Modified Employment Retention Agreement
July 26, 2002
Page 5

GenCorp (with such consent, if any, as shall be legally required of your spouse); (ii) vest all unvested GenCorp stock options held by you upon your death which shall remain exercisable by your beneficiary for the periods specified in the original grants (i.e., the remainder of the term of the grant);
(iii) vest all unvested GenCorp restricted stock held by you upon your death and transfer that stock to your estate; and (iv) pay to your estate, unless otherwise required by law, any Accrued Amounts, and Pro Rata Bonus.

If you become totally disabled and unable to perform your duties as Chairman, and such disability is expected to continue for at least 6 consecutive months, GenCorp shall pay you a monthly disability benefit equal to one-twelfth of the sum of your base salary rate and target bonus plus your benefits until the first to occur of the following events: (i) you are able to resume performance of your duties; or (ii) November 30, 2003, at which time you shall be eligible to retire and receive the pension and vesting of GenCorp stock options and GenCorp restricted stock described in this Agreement. However, such disability benefit shall be reduced by the amount of any disability benefit payments which you are entitled to receive under the GenCorp Long-Term Disability Plan or pursuant to federal law until such time as you retire. You shall also receive Accrued Amounts and a Pro Rata Bonus to the extent these amounts are not duplicative of amounts previously paid to you.

In the event a Change in Control of GenCorp occurs prior to November 30, 2003, while you are serving as Chairman or while you are totally disabled (with the onset of your disability having occurred while you were employed by GenCorp), you shall be entitled to the full benefit of your Severance Agreement and the full benefit of this Agreement. In addition, this Employment Retention Agreement shall take precedence over those provisions of the Pension Plan which address Change in Control.

You will hold in confidence and will not disclose to any third person or use for your personal benefit any confidential information or trade secret GenCorp has disclosed to you except in compliance with legal process or, while you are an executive of the Company, as you deem appropriate in your good faith judgment. As used herein, "confidential information" and "trade secrets" mean any and all information of GenCorp and/or any of its subsidiaries, which is not generally available to third persons and relates to the products, customers, pricing, terms of sale, manufacturing processes, research and development, financial performance or any other aspects of the business of GenCorp and/or any of its subsidiaries.

For a period of three years following the termination of your employment as Chairman, you will not perform, directly or indirectly, any consulting or other services for or on behalf of any company or person in respect of any business operations which are in material competition with GenCorp's material businesses, provided that the foregoing shall not prevent you from providing consulting or other services in respect of noncompetitive business operations of a person or entity that also has competitive business operations.


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Robert A. Wolfe
Modified Employment Retention Agreement
July 26, 2002
Page 6

This Agreement will be deemed to require you to perform personal services. Accordingly, you may not assign any right, delegate any duty, or otherwise transfer any interest hereunder, whether by operation of law or otherwise, without GenCorp's prior written consent.

As a condition of receiving the benefits hereunder upon termination, you further agree to provide GenCorp a release, generally in the form attached hereto as Exhibit A, upon termination of your employment under circumstances that will result in payment of the benefits offered in this Agreement.

On any termination, except a termination for Cause or a termination initiated by you prior to November 30, 2003 (which is not deemed a termination without Cause by GenCorp), you will also receive the items on Exhibit B hereto. This Agreement constitutes the entire understanding between you and GenCorp regarding the incentives the Board is offering you to continue your employment as Chairman through November 30, 2003. Except as expressly provided in this Agreement, this Agreement may not be changed, amended or terminated, in whole or in part, except by a writing executed by you and an authorized representative of GenCorp. This Agreement shall in all respects be construed in accordance with the laws of the State of Ohio. This Agreement shall be binding upon and shall inure to the benefit of successors and assigns of GenCorp, including any successor resulting from a change in control, provided the Agreement may only be assigned by GenCorp only to a successor to all or substantially all of its business and then only upon such successor promptly delivering to you a written assumption of this Agreement. Any dispute under this Agreement shall be resolved by arbitration in Sacramento, California before one arbitrator under the jurisdiction of the American Arbitration Association (the "AAA") pursuant to the applicable AAA rules. The judgment of the arbitrator shall be final and binding on the parties and judgment upon it may be entered in any court of competent jurisdiction. Each party shall bear its own costs and legal fees and shall equally divide those of the AAA and the arbitrator, provided that the arbitrator may award the prevailing party (as determined by the arbitrator) his or its costs and his or its reasonable legal fees and disbursements, provided that no award shall be made against you unless the arbitrator shall determine that you took the material portion of your position in bad faith or that your claim was frivolous.

                                        GENCORP INC.




                                        /s/ William R. Phillips
                                        ----------------------------------------
                                        William R. Phillips
                                        Senior Vice President, Law, General
                                        Counsel And Secretary

                                        DATE: July 26, 2002


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Robert A. Wolfe
Modified Employment Retention Agreement
July 26, 2002
Page 7

ACCEPTED AND AGREED


/s/ Robert A. Wolfe
----------------------------------------
Robert A. Wolfe
Chairman of the Board of Directors

DATE:    July 30  , 2002
       -----------

APPROVED:
/s/ William K. Hall
----------------------------------------
William K. Hall
Chairman Organization & Compensation Committee
GenCorp Board of Directors

DATE:  July 31   , 2002
     -----------


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                                    EXHIBIT A

                                RELEASE OF CLAIMS

         In consideration for the amounts to be paid to me under the Modified Employment Retention Agreement with GenCorp Inc. dated __________, 2002, ("Agreement"), I hereby irrevocably and unconditionally release any and all claims described in subsection (i) hereafter that I may now have against the following persons or entities (the "Releasees"): GenCorp Inc., all related, affiliated or subsidiary companies of GenCorp, and their predecessors, successors and assigns; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection in such capacities.

                  (i) Claims Released: Except as provided in subsection (iii), the claims released include all claims, promises, debts, causes of action or similar rights of any type or nature that I have or had which in any way relate to: (a) my employment with GenCorp, or the termination of that employment through voluntary retirement, such as claims for compensation, bonuses, commissions, or lost wages, (b) the design or administration of any employee benefit plan or program, other than my rights as a participant in the employee benefit programs and the Prior Agreements described in the Agreement, (c) any rights to severance or similar benefits under any employment agreement, any termination Agreement, or any related programs, policy or procedure of GenCorp, except my Severance Agreement which shall remain in effect,
         (d) any other claims or demands I may have against the Releasees. The claims released, for example, may have arisen under any of the following statutes or common law doctrines:

                           Anti-Discrimination statutes including, without
                  limitation, the Age Discrimination in Employment Act and Executive Order 11141, which prohibit age discrimination in employment, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866 and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion or sex, the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.


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                           Federal Employment Statutes including, without
                  limitation, the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which among other things, protects pension or welfare benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

                           Other Laws including, without limitation, any
                  federal, state or local laws providing workers compensation benefits, restricting an employer's right to terminate employees or otherwise regulating employment, any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; California Labor Code Sections
                  200 et seq., relating to salary, commission, compensation, benefits and other matters, the California Workers' Compensation Act, the California Unemployment Insurance Code; any applicable California Industrial Welfare Commission Order; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged retaliation or wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation, whistleblower and similar or related claims.

                  (ii) Release Extends to Both Known and Unknown Claims: This Release covers both claims that I know about and those that I may not know about. I hereby expressly waive all rights afforded by any statute (including Section 1542 of the Civil Code of the State of California) which limits the effect of a release with respect to unknown claims.
         Section 1542 of the Civil Code of the State of California states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

I understand the significance of this Release of unknown claims and my waiver of statutory protection against a release of unknown claims (such as under Section
1542).

                  (iii) Claims Not Released: This Release does not release: (a) my right to enforce any provision of the Agreement; (b) my rights as a participant, if any, to unpaid salary, pension, welfare and/or COBRA benefits under any GenCorp employee benefit plan or program, except to the extent that any claim was rejected or denied, either as to me or as to other similarly situated employees, before the Agreement and this Release of Claim become effective; or (d) any right to indemnity relating to third-party claims against me arising out of the course or scope of my employment, and granted under the Articles of


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         Incorporation, the Corporate Code of Regulations, my Indemnification
         Agreement and/or by operation of law or (e) any rights to directors and officers liability insurance.

                  (iv) Ownership of Claims: I hereby represent that I have not assigned or transferred, or purported to assign or transfer, all or any part of any claim released herein.

Date
    ------------------                  ----------------------------------------
                                                     Robert A. Wolfe


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                                    EXHIBIT B

1.       Office and secretarial support for 3 years.

2.       Charitable matching contributions for 3 years.

3.       Financial planning and tax preparation for 3 years.

4. Existing home security equipment, home computer, laptop and similar equipment.

5.       Transfer of current country club membership to Executive.